Independent Auditors' Consent

American Century Capital Portfolios, Inc.:

We consent to the incorporation by reference in this Post-Effective Amendment No. 11 to Registration Statement No. 33-64872 of American Century Capital Portfolios, Inc. on Form N-1A of our Independent Auditors' Reports dated April 30, 1998, appearing in the Annual Reports of the three funds comprising American Century Capital Portfolios, Inc. for the year ended March 31, 1998, and to the reference to us under the heading "Financial Highlights" in the Prospectuses, which are a part of such Registration Statement.

/*/Deloitte & Touche LLP
Deloitte & Touche LLP


Kansas City, Missouri
June 24, 1998